Exhibit 16.2



April 4, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated March 4, 1997 as filed April 4, 1997 of Ultramar Diamond Shamrock Corporation and are in agreement with the statements on page two contained in paragraphs two, four and paragraph three except as it relates to Price Waterhouse LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ ERNST & YOUNG LLP


    ERNST & YOUNG LLP



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